EMPLOYMENT CONTRACT, dated as of September 10, 1998 between
Euroweb International Corp., 445 Park Avenue, New York, New York, 10022 (the "Company") and Robert Genova (the "Employee").

                  Whereas the Employee is currently a consultant to the Company and;

                  Whereas the Company desires to terminate the Consulting agreement effective as of the first day of the month after the completion of pending financing of the Company and replace the Consulting Agreement with the Employment Agreement, as set forth below.

                  Now, therefore, the parties agrees as follows:

                  1. The current Consulting Agreement is hereby terminated and replaced by the following employment agreement.

                  2.     TERM:

                         The Company agrees to employ the Employee in an
executive capacity as President and as a Director of the Company and Employee agrees to serve on the terms and conditions of this Agreement for a period of six years commencing on the first of the month after the completion of the pending public financing by the Company. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period."

                  3.     DUTIES & SERVICES:

                         During the Employment Period, Employee shall be
employed in the business of the Company. In performance of his duties, Employee shall be subject to the reasonable direction of the Board of Directors of the Company. Employee agrees to discharge his duties hereunder to the best of his abilities and to take no action outside of the ordinary course of business that he is not specifically authorized to take by the Board of Directors of the Company, and that the foregoing shall constitute a material term of this Agreement. Employee shall be based in United States but shall be available to travel as the needs of the business reasonably require.

                  4.     COMPENSATION:

                  As full compensation for his services hereunder, the Company shall pay Employee, during the Employment Period as follows:

                  (a) A basic annual salary of $72,000 payable in monthly installments at the rate of $6,000 per month for the term of this agreement.

                  (b) The Company grants to Employee 100,000 non - qualified six year options to purchase 100,000 shares of Common Stock of the Company at the exercise price of $1.00 per share. The number of shares and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split or other form of recapitalization.

                  (c) Such bonuses as may be awarded to Employee by the Board of Directors.

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                  (d) The employee shall further be entitled to participate in the present or future employee benefit plans of the Company subject to the approval of the Board of Directors if he meets the eligibility requirements therefore.

                  5.     EXPENSES AND BENEFITS:

                  (a) The Company, consistent with its policy of reporting and reimbursement of business expenses, reimburse Employee for such ordinary and necessary business related expenses as shall be incurred by Employee in the course of the performance of his duties under this Agreement.

                  (b) Employee shall be eligible to participate to the extent that he qualifies in all benefit plans, including without limitation, hospitalization, medical insurance and disability plans as are made available from time-to-time to executives of the Company.

                  (c) Employee shall be entitled to three weeks paid vacation annually, and to accumulate unused vacation weeks to the end of this agreement.

                  6.     REPRESENTATIONS & WARRANTIES OF EMPLOYEE

                         Employee represents and warrants to the Company that
Employee is under no contractual or other restriction which is inconsistent with the execution of this Agreement or performance of his duties hereunder.

                  7.     CONFIDENTIAL INFORMATION

                         All confidential information which Employee may now
possess, may obtain during or after the Employment Period or may create prior to the end of the period he is employed by the Company, under this Agreement, or otherwise, relating to the business of the Company, or, as it may relate to the Company, or any customer or supplier of any of the Company shall not be published, disclosed, or made accessible by him to any other person, firm or corporation either during or after the termination of his employment or used by him except during the Employment in the business of the Company.

                  8.     TERMINATION:

                         In the event of death or physical or mental
incapacity, or in the event Employee resigns from Company due to change in management or in the event of the termination of Employee's employment by the Company for any reason other than "Cause" as hereinafter defined, Employee or his estate or representative shall be entitled to full payment of his salary for the balance of the Agreement payable in a lump sum at the option of the Employee or of his estate or representative or payable monthly in accordance with the terms of the Agreement.

                         (a) Cause, for purpose of this Agreement, shall mean
that the Employee shall have committed an international art of fraud, embezzlement or theft in connection with Employee's duties or in the course of his employment with the Company or any Subsidiary.

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                         (b) In the event Employee shall die, then the
Agreement shall terminate on the

date of Employee's death but salary shall be payable 90 days after the date of death, whereupon Employee or his estate, as the case may be, shall be entitled to receive only his salary at the rate provided in Section 3 to the date as aforesaid. Nothing contained in this Section 7 shall be deemed to limit any other right the Company may have to terminate the Employee's employment hereunder upon any ground permitted by law.

                  9.     SURVIVAL:

                         The covenants, agreements, representations and
warranties contained in or made pursuant to this Agreement shall survive Employee's rightful termination of employment.

                  10.    MODIFICATIONS:

                         This Agreement sets forth the entire understanding of
the parties with respect to the subject matter hereof, supersedes all existing agreements between the parties concerning such subject matter, and may be modified only by a written instrument duly executed by such party.

                  11.    NOTICES

                         Any notice or other communication permitted to be
given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing and in accordance with the provisions of this Section 10). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 10. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  12.    WAIVER:

                         Any waiver by either party of a breach of any
provision of this Agreement shall not operate as or be construed to be waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement.

Any waiver must be in writing.

                  13.    BINDING EFFECT:

                         Employee's rights and obligations under this agreement
shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Employee's creditors and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representative and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

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                  14.    NO THIRD PARTY BENEFICIARIES:

                         This Agreement does not create and shall not be
construed as creating any rights enforceable by any person not a party to this Agreement.

                  15.    HEADINGS:

                         The headings in this Agreement are solely for the
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  16.    COUNTERPARTS, GOVERNING LAW:

                         This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed and construed in accordance with the laws of the Republic of Hungary without giving effect to conflict of laws.

                         IN WITNESS WHEREOF, the parties have duly executed
this Agreement as of the date first above-written.

                                              EUROWEB INTERNATIONAL CORP.

                                              BY /s/Robert Genova
                                                 -----------------
                                                 Robert Genova





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